FORM 2B

LISTING APPLICATION

INTELGENX TECHNOLOGIES CORP. (“INTELGENX” OR THE “ISSUER”)

Applicant Issuers should review Policy 2.1 – Minimum Listing Requirements and Policy 2.3 - Listing Procedures.

This Listing Application must be used for all initial Applications for Listing where an Issuer is not conducting a Prospectus offering in conjunction with its Initial Listing and has not recently completed a Prospectus offering.  The Exchange will require prospectus level disclosure in the Listing Application unless the Exchange concludes that the Issuer has a sufficient continuous disclosure record and can require that the Issuer include additional disclosure, including that prescribed by Form 5A – Filing Statement.  Where the Issuer publishes continuous disclosure information equivalent to that required by any Securities Commission, the Exchange may permit or require the Issuer to incorporate all the continuous disclosure documents filed by the Issuer within the preceding 12 months with applicable securities regulatory authorities and stock markets as appendices to the Listing Application, as supplementary disclosure in lieu of requiring such information to be restated in the Listing Application.  In determining whether prospectus level disclosure or other additional disclosure is required, the Exchange will consider:

1.

whether the Issuer trades publicly in another market;

2.

the regulatory framework of that market;

3.

the length of time the Issuer has been trading; and

4.

whether the applicant Issuer has substantially changed its business recently.

General Instructions

(a)

The answers to the following items must be in narrative form.  When the answer to any item is negative or not applicable to the Issuer, state it in a sentence.  The title to each item must precede the answer.

(b)

The term “Issuer” includes the applicant issuer and any of its subsidiaries.

(c)

“Material” where used in relation to a fact or change, means a fact or change that could reasonably be expected to have a significant effect on the market value of the shares of the Issuer, unless otherwise defined.

(d)

“Year” means the twelve months before the date of the certificate.

FORM 2B	LISTING APPLICATION	Page 1(as at March 11, 2004)

(e)

“Associate”, “Insider” and “Promoter” are defined in Policy 1.1 - Interpretation.

(f)

Geological Reports submitted with the Application for Listing must comply with National Instrument 43-101.

(g)

Include all financial statements required in the Listing Application immediately prior to the certificate page of the Listing Application.

(h)

If the answer to any item refers to a company other than the Issuer, disclose the name of any Insider or Promoter of the Issuer who is also an Insider, a Promoter or an Associate of an Insider of that other company.

(i)

The filing fee listed in the Schedule of Fees must accompany the Listing Application.

FORM 2B	LISTING APPLICATION	Page 2(as at March 11, 2004)

Summary of Listing Application

The Issuer is a drug delivery company focusing on the development of novel, orally administered drug delivery systems based on proprietary oral drug delivery technologies.  The Issuer’s stock is currently traded on the OTC Bulletin Board and the Issuer has received conditional listing approval for listing its common shares on the TSX Venture Exchange (“TSX-V”).  On May 20, 2008 the market price of the Issuer closed at US$0.88/share.

The Issuer’s estimated working capital as of March 31, 2008 was US$2,670,000.  The funds are primarily reserved to support the Issuer’s strategic development projects and for working capital.  More specifically, US$2 million of the available funds will go toward an arm’s-length collaborative agreement with Cary Pharmaceuticals Inc. (“project CPI-300”) with the remainder supporting the Issuer’s other projects and working capital.

The consolidated balance sheet of the Issuer as at December 31, 2007, and March 31, 2008, along with related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows as at December 31, 2007 and March 31, 2008 have been filed on SEDAR.

No expert offering an opinion herein owns greater than 1% of the issued and outstanding securities of the Issuer.

There are certain risk factors associated with ownership of the securities of the Issuer, which are summarized below.  See p. 34 for a full description of each.

Risks Related to the Business

1.

IntelGenx continues to sustain losses and its revenues are minimal.

2.

IntelGenx is subject to currency fluctuations, which may affect its results.

3.

IntelGenx may need additional capital to fulfill its business strategies. IntelGenx may also incur unforeseen costs. Failure to obtain such capital would adversely affect IntelGenx’s business.

4.

The loss of the services of key personnel would adversely affect the IntelGenx’s business.

5.

IntelGenx is dependent on collaborators to conduct clinical trials of, obtain regulatory approvals for, and manufacture, market, and sell the Issuer’s controlled release products.

6.

IntelGenx faces competition in its industry, and many of the IntelGenx’s competitors have substantially greater experience and resources than IntelGenx.

7.

IntelGenx is dependent upon international sales, which are subject to a number of risks.

8.

IntelGenx relies upon a third-party manufacturer, which puts it at risk for supplier business interruptions.

9.

IntelGenx is subject to extensive government regulation including the requirement of approval before its products may be marketed. Even if IntelGenx obtains marketing approval, its products will be subject to ongoing regulatory review.

FORM 2B	LISTING APPLICATION	Page 3(as at March 11, 2004)

10.

IntelGenx may not be able to expand or enhance its existing product lines with new products limiting its ability to grow.

11.

The market may not be receptive to products incorporating IntelGenx’s drug delivery technologies.

12.

IntelGenx is subject to environmental regulations and any failure to comply may result in substantial fines and sanctions.

13.

IntelGenx’s limited cash resources restrict its ability to pay cash dividends.

Risks Related to IntelGenx’s Intellectual Property

14.

If IntelGenx is not able to adequately protect its intellectual property, IntelGenx may not be able to compete effectively.

15.

If IntelGenx infringes on the rights of third parties, IntelGenx may not be able to sell its products, and may have to defend against litigation and pay damages.

16.

IntelGenx’s controlled release products that are generic versions of branded controlled release products that are covered by one or more patents may be subject to litigation, which could delay FDA approval and commercial launch of the such products

Risks Related to IntelGenx’s Securities

17.

The price of IntelGenx’s common stock could be subject to significant fluctuations.

18.

IntelGenx has a concentration of stock ownership and control, and a small number of stockholders have the ability to exert significant control in matters requiring stockholder vote and may have interests that conflict with IntelGenx’s.

19.

There is no guarantee that IntelGenx’s Board of Directors will always have a majority of independent directors.

20.

IntelGenx common stock is quoted on the OTC Bulletin Board.

21.

IntelGenx became public by means of a reverse merger, and as a result IntelGenx is subject to the risks associated with the prior activities of the public company. In addition, IntelGenx may not be able to attract the attention of major brokerage firms or institutional buyers.

FORM 2B	LISTING APPLICATION	Page 4(as at March 11, 2004)

General Information

(a)

State the full corporate name, law and date of incorporation of the Issuer, including a summary of any material amendments to the articles, memorandum or other constating documents since incorporation.

The Issuer, formerly known as Big Flash Corp., was incorporated in Delaware on July 27, 1999. On August 11, 2006, the Issuer filed articles of amendment to change its name to IntelGenx Technologies Corp. On May 10, 2007, the Issuer filed articles of amendment to increase the number of authorized common shares from 20,000,000 to 100,000,000 with a par value of US$.00001 and to authorize the creation of 20,000,000 shares of blank check preferred stock, par value US$.00001.

(b)

State the date the Issuer first became a “reporting issuer” in at least one of the Principal Jurisdictions.  Identify each jurisdiction in which the Issuer is a “reporting issuer” and indicate whether it is in default of any requirements under applicable Securities Laws.

The Issuer became a reporting issuer in Ontario as of November 3, 2006.  The Issuer, as Big Flash Corp., became registered with the United States Securities and Exchange Commission (“SEC”) on September 15, 1999.

(c)

State the address of the Issuer’s head office and any other offices. State the address of the Issuer’s registered office.

The Issuer’s principal and registered office is located at 6425 Abrams, Ville St-Laurent, Quebec, H4S 1X9.

(d)

State whether all or certain of the directors and officers of the Issuer reside outside of Canada and whether substantially all of the assets of the Issuer and its directors and officers are located outside of Canada.

With the exception of David Coffin-Beach, a director of the Issuer, all of the directors and officers of the Issuer reside in Canada.  Substantially all of the assets of the Issuer and its directors and officers are located within Canada.

(e)

State the name, address and telephone number of the Issuer’s solicitors.  Also, give the name and address of the solicitor or attorney who certifies that the applicant is a valid and subsisting Issuer and that the shares which have been allotted and issued were legally created and are fully-paid and non-assessable.

The Issuer’s solicitors are Borden Ladner Gervais LLP, 40 King Street West, Toronto, ON, M5H 3Y4 (Ph:416.367.6577) with respect to Canadian legal matters, and Hodgson Russ LLP, 150 King Street West, Suite 2309, Toronto, ON, M5H 1J9 (Ph:416.595.5100) with respect to United States legal matters.  Hodgson Russ LLP has provided the legal opinion that the Issuer is valid and subsisting and that all of its shares which have been allotted and issued are legally created and are fully-paid and non-assessable.

FORM 2B	LISTING APPLICATION	Page 5(as at March 11, 2004)

(f)

State the name and address of the Issuer’s principal registrar and transfer agent and, if the Issuer has more than one registrar and/or transfer agent, state the name and address of its registrar and/or transfer agent in Toronto, ON.

The Issuer’s principal registrar and transfer agent is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, PA, 19003-2318.  The Issuer’s co-transfer agent is Equity Transfer & Trust Company, 200 University Ave, Suite 400, Toronto, ON, M5H 4H1.

(g)

State the date of last Annual General Meeting and of last report to shareholders.

The Issuer’s last General Meeting and report to shareholders was held on August 9, 2007.

(h)

State the name, address and telephone number of the Issuer’s auditors.

The Issuer’s auditors are RSM Richter LLP, 2 Place Alexis Nihon, Suite 1820,  Montréal, QC,  H3Z 3C2 (Ph:514.934.3400).

2.

Financial Information

(a)

State the Issuer’s approximate working capital as of a specific date within the two months preceding the date of the Listing Application.

The Issuer’s working capital as at March 31, 2008 was US$2,670,000.

(b)

If assets include investments in securities of other entities, give an itemized statement, showing cost or book value and present market value.

The Issuer’s assets do not include securities of other entities.

(c)

Principal Purposes of Funds - Describe in reasonable detail and, if appropriate, using tabular form, each of the principal purposes, with approximate amounts, for which the funds available disclosed under Item 2(a) will be used by the Issuer.

The proceeds will be used to support the Issuer's strategic development projects and for working capital.  More specifically, US$2 million of the available funds will go toward project CPI-300 with the remainder supporting our other projects and working capital.

STRATEGIC DEVELOPMENT PROJECTS
CPI-300 – Collaborative Agreement with Cary Pharmaceuticals	US$2,000,000
Other projects and working capital	US$670,000

Total funds available	US$2,670,000

FORM 2B	LISTING APPLICATION	Page 6(as at March 11, 2004)

(d)

Audited Financial Statements Disclosure

The audited financial statements of the Issuer for the years ended December 31, 2006 and December 31, 2007 are available on SEDAR.

The audited financial statements of IntelGenx Corp., for the period from its date of inception (June 15, 2003) to December 31, 2005 are available on SEDAR as part of the Issuer’s non-offering prospectus dated October 31, 2006.

3.

Directors, Officers, Promoters and Persons Holding More Than 10%
of the Issued Equity Shares

(a)

In table format, for each director, officer and Promoter of the Issuer provide the following information:

(i)

state full name and residential or postal address;

(ii)

identify all positions held with the Issuer (such as chairman, director, president, secretary, promoter, etc.);

Name	Position	Residential Address
Horst Zerbe	Chairman of the Board, President and Chief Executive Officer	714 Main Road Hudson, QC J0P 1H0
Gino Di Iorio	Chief Financial Officer	372 De Marly Laval, QC H7K 3S8
Joel Cohen	Director	2800 Cote Vertu Montreal, QC H4R 2M5
J. Bernard Boudreau	Director	2 Turnmill Drive Halifax, NS B3M 4H2
David Coffin-Beach	Director	225 Pizzaro Road, Saint Augustine, FL 32080, USA
Ingrid Zerbe	Secretary, Director Finance and Administration	714 Main Road Hudson, QC J0P 1H0

FORM 2B	LISTING APPLICATION	Page 7(as at March 11, 2004)

(iii)

state the number of equity shares of the Issuer directly or indirectly beneficially owned or controlled, separated by type into (a) escrowed, (b) pooled, (c) options and (d) all other securities; and

Name Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class**
Horst G. Zerbe(1)	4,934,643.5	23.8%
Ingrid Zerbe(2)	4,934,643.5	23.8%
Joel Cohen(3)	1,846,713	8.9%
Bernard Boudreau(4)	107,500	*
David Coffin-Beach(5)	153,191	*
Gino Di Iorio(6)	75,000	*
All directors and officers as a group (6 persons)	12,051,691	58.1%

*   Less than 1%.
**Based on 20,740,002 shares issued and outstanding.

 Notes:

(1)

Pursuant to the acquisition of IntelGenx Corp. (the “IntelGenx Acquisition”), Horst Zerbe became the Issuer’s President, Chief Executive Officer and a Director and acquired 4,709,643.5 exchangeable shares of 6544631 Canada Inc. (“Exchangeco”), a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the “Exchangeable Shares”). The Issuer holds 100% of the common shares of Exchangeco. The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. (the “Common Shares”) at Horst Zerbe’s discretion. Prior to exchanging the Exchangeable Shares for  Common Shares, Horst Zerbe has the right to vote 4,709,643.5 Common Shares which are currently held in trust on behalf of Horst Zerbe. In addition to the Exchangeable Shares, Horst Zerbe’s beneficial ownership includes 225,000 Common Share purchase options granted November 9, 2006, which are currently exercisable. The options have an exercise price of US$0.41 each.

 (2)

Pursuant to the IntelGenx Acquisition, Ingrid Zerbe became the Issuer’s Corporate Secretary, Director of Finance and Administration and a director and acquired 4,709,643.5 Exchangeable Shares. The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into Common Shares at Ingrid Zerbe’s discretion. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote 4,709,643.5 Common Shares which are currently held in trust on behalf of Ingrid Zerbe. In addition to the Exchangeable Shares, Ingrid Zerbe’s beneficial ownership includes 225,000 Common Share purchase options granted November 9, 2006, which are currently exercisable. The options have an exercise price of US$0.41 each. Horst Zerbe and Ingrid Zerbe are husband and wife.

 (3)

Pursuant to the IntelGenx Acquisition, Joel Cohen became the Issuer’s Chief Financial Officer and a Director and acquired 1,571,713 Exchangeable Shares. The 1,571,713 Exchangeable Shares are exchangeable, on a one for one basis, into Common Shares at Joel Cohen’s discretion. Prior to exchanging the Exchangeable Shares for Common Shares, Joel Cohen has the right to vote 1,571,713 Common Shares which are currently held in trust on behalf of Joel Cohen. In addition to the Exchangeable Shares, Mr. Cohen’s beneficial ownership includes 250,000 Common Share purchase options granted November 13, 2006, which are currently exercisable. The options have an exercise price of US$0.41 each. On August 9, 2007 an additional 25,000 options to purchase Common Shares at an exercise price of US$1.15 each were granted to Mr. Cohen under the 2006 Stock Option Plan. The options are immediately exercisable.

(4)

Mr. Boudreau’s beneficial ownership consists of 75,000 exercisable options to purchase Common Shares at an exercise price of US$0.70 each, granted in October 2006. On August 9, 2007 an additional 32,500 options to purchase Common Shares were granted to Mr. Boudreau under the 2006 Stock Option Plan. The options have an exercise price of US$1.15 each and are immediately exercisable.

 (5)

Dr. Coffin-Beach’s beneficial ownership includes 75,000 exercisable options to purchase Common Shares at an exercise price of US$0.70 each, granted in October, 2006. It also includes  53,191 Common Shares which were purchased at US$0.41 at the private placement in IntelGenx Corp in April 2006. On August 9, 2007 an additional 25,000 options to purchase Common Shares were granted to Mr. Coffin-Beach under the 2006 Stock Option Plan. The options have an exercise price of US$1.15 each and are immediately exercisable.

FORM 2B	LISTING APPLICATION	Page 8(as at March 11, 2004)

(6)

On August 9, 2007, 75,000 options to purchase Common Shares at an exercise price of US$1.15 each were granted to Mr. Di Iorio under the 2006 Stock Option Plan. The options vest over 2 years, 25% every 6 months.

(iv)

state the name of each employer and give chief occupation in the previous five years.  If the employer is a self-owned company, so state (describe the function actually performed; avoid vague descriptions such as “businessman”).

Horst G. Zerbe, PhD

Dr. Zerbe has been the President, Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., the Issuer’s Canadian Subsidiary, since 2005; prior thereto, from 1998 to 2005, he served as the President of Smartrix Technologies Inc. based in Montreal.

Gino Di Iorio, CA

Mr. Di Iorio is the Chief Financial Officer of the Issuer. From 2006 to 2007, Mr. Di Iorio held the position of Chief Financial Officer at Viropro Inc., a publicly held development company in the biotechnology industry.  From 2005 to 2006 he held the position of Controller at Group Montoni – Division Construction, a general entrepreneur in the construction industry. Prior to that, from 2004 to 2005, he held the position of Finance Director at Draft Inc., a subsidiary of IPG, a publicly-held American company traded on the New York Stock Exchange with interests in advertising and public relations.  From 1997 to 2003, he held the position of Finance Director at Sitel Canada Inc., a subsidiary of Sitel Corporation, a publicly-held American company traded on the New York Stock Exchange with interests in advertising and public relations.

 Joel Cohen, CFA

Mr. Cohen has been a director of IntelGenx Technologies Corp. since April, 2006. Mr. Cohen also served as the consulting Chief Financial Officer of IntelGenx from April, 2006 until May 23, 2007. Mr. Cohen has extensive experience in biotechnology and high- tech financings and in financial analysis. From 2002 until 2007, Mr. Cohen was a consulting Chief Financial Officer for Osta Biotechnologies a publicly traded company on the TSX-V.  . Mr. Cohen continues to act as consultant for various companies such as ICP Solar Technologies Inc., a publicly traded company on the OTCBB operating in the solar energy industry, where Mr. Cohen presently sits on the board of directors. From 1999 to 2002, Mr. Cohen was an investment banker at Canaccord Capital Corporation, where he specialized in biotechnology financings.

J. Bernard Boudreau, Sr. Vice President, PharmEng Inc.

Mr. Boudreau currently is the Vice President of PharmEng International Inc., a publically traded company on the Toronto Stock Exchange. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993 he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

FORM 2B	LISTING APPLICATION	Page 9(as at March 11, 2004)

David Coffin-Beach, Ph.D.

Dr. Coffin-Beach has been a director of IntelGenx since June, 2006. On April 18, 2007, Dr. Coffin-Beach was appointed President and Chief Operating Officer of Synovics Pharmaceuticals Inc.- a Fort Lauderdale based pharmaceutical company specializing in both private label OTC products and niche prescription products. Prior to this appointment, Dr. Coffin-Beach served as President of ATP Solutions, a privately held consulting firm which specializes in delivering strategic, technical, marketing and management services to pharmaceutical manufacturers and investors. Dr. Coffin-Beach was the founder, former President and Board Member of TorPharm (1994 - 2004), the U.S. division of Apotex Inc.

Ingrid Zerbe

Mrs. Zerbe is the founder of IntelGenx Corp., the Issuer’s Canadian Subsidiary. She served as the president of IntelGenx Corp., since its incorporation in June 2003 until December, 2005. She has been a Director of the subsidiary since its incorporation in June, 2003 and a Director of the Issuer from April 2006 until August 2006. Prior to founding IntelGenx, she worked in the travel industry.

(v)

Committees

Audit Committee

Our audit committee assists our board of directors in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the audit committee is J. Bernard Boudreau. Joel Cohen serves as our audit committee financial expert. Our audit committee's responsibilities include, among others (i) recommending to the board of directors the engagement of the external auditor and the terms of the external auditor's engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit service to be provided to us by our external auditor; (iv) reviewing our financial statements, management's discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor. We have adopted, along with our audit committee, a written charter of the audit committee setting out the mandate and responsibilities of the audit committee which provides that the audit committee convene no less than four times per year.  Members: J. Bernard Boudreau (Chairman), Joel Cohen and David Coffin-Beach.

FORM 2B	LISTING APPLICATION	Page 10(as at March 11, 2004)

Compensation Committee

Our compensation committee reviews and makes recommendations to our board of directors concerning the compensation of our executive officers and key employees which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Officer of the Company. Our compensation committee is comprised of non-management members of our board of directors and is required to convene at least annually. Members: J. Bernard Boudreau and David Coffin-Beach (Chairman).

(b)

If any director, officer or Promoter of the Issuer is, or has been within the past three years, a director, officer or Promoter of any other reporting issuer, provide the following information:

(i)

state the number of other issuers of which he is currently a director, officer, or promoter and the names of any reporting issuers with which he was involved in he last five years, including the names, markets upon which they trade, and the approximate start and ending dates; and

J. Bernard Boudreau (Director): (a) served as a director of P2P Health Systems Inc. (TSX-V) from February 2003 to June 2006; and (b) is, and he has served since January 2005 as, a director of PharmEng International Inc. (TSX-V).

Joel Cohen (Director): (a) served as Chief Financial Officer of Osta Biotechnologies (TSX-V) from December 2002 to June 18, 2007; and (b) he is, and has served since September 29, 2006 as, a director of ICP Solar Technologies (OTCBB).

David Coffin-Beach (Director): (a) served as a director of PharmEng International (TSX-V) from June 2006 to June 2007; and (b) he is, and has served since April 2007 as, the President and Chief Operating Officer of Synovics Pharmaceuticals Inc. (OTCBB).

Gino Di Iorio (Chief Financial Officer) served as Chief Financial Officer of Viropro Inc. (OTCBB) from May 1, 2006 to July 31, 2007.

(ii)

state the name of any issuer which was, during the period he was a director, officer or promoter of the Issuer, struck from the applicable corporate registry, or whose securities were the subject of a cease trade or suspension order for a period of more than thirty consecutive days.  Describe as well the reasons for the striking off, cease trade or suspension order.

This does not apply to any director, officer or promoter of the Issuer except as follows:

J. Bernard Boudreau served as a director of P2P Health Systems Inc. (TSX-V) when its shares were suspended from trading on the TSX-V on May 10, 2006 for failure to file audited financial statements.  The suspension extended beyond 30 days.  The statements were subsequently filed and the company restored to full trading status.  Mr. Boudreau resigned as a director in June 2006.

FORM 2B	LISTING APPLICATION	Page 11(as at March 11, 2004)

(c)

State whether any director, officer, promoter or Insider has received from the Issuer:

(i)

direct or indirect remuneration within the past year and provide particulars, including name of recipient, level of remuneration, and duties performed; or

SUMMARY COMPENSATION TABLE 2007
Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards #	All other Compensation ($)
Horst Zerbe, President and CEO	Q1 2008 2007	43,750 175,000	- -	- -	- -	-
Ingrid Zerbe, Corporate Secretary and Director – Finance and Administration	Q 1 2008 2007	16,250 65,000	- -	- -	- -	- -
GinoDi Iorio, CFO	Q1 2008 2007	27,500 44,691	- -	- -	- 75,000	- -

OPTION AWARDS DURING LAST 12 MONTHS
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Non Exercisable	Option Exercise Price (US$)	Option Expiration Date
Horst Zerbe	-		-	-
Ingrid Zerbe	-		-	-
Gino Di Iorio	56,250	18,750	1.15	August 9, 2012

FORM 2B	LISTING APPLICATION	Page 12(as at March 11, 2004)

Summary of Directors’ Compensation

At present, directors are not compensated for attending meetings of the board of directors or other committee meetings. The Issuer’s directors do not have service contracts. All directors are reimbursed for reasonable expenses incurred by them in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the board of directors or any committee of the board of directors.

DIRECTOR COMPENSATION 2007
Name	Fees Earned Or Paid in Cash ($)	Stock Awards	Option Awards	All Other Compensation ($)	Total (US$)
Horst Zerbe	-	-	-	Nil	Nil
Joel Cohen	-	-	25,000[1]	Nil	17,845
Bernard Boudreau	-	-	32,500[1]	Nil	23,199
David Coffin- Beach	-	-	25,000[1]	Nil	17,845
Reiza Rayman[2]	-	-	25,000[1]	Nil	17,845

Notes:

1.

These Options were granted August 9, 2007, vested immediately, and none have been exercised as of the date hereof.  These options will expire 5 years from the date of listing on the TSX-V.

2.

Reiza Rayman resigned from the Board of Directors effective May 21, 2008.

(ii)

anything of value within the past year which has not been disclosed elsewhere in the Listing Application and provide particulars.  Anything of value includes money, securities, property, contracts, options or rights of any kind, whether received directly or indirectly.

Not applicable except as disclosed under the answer to question 3(c)(i), above.

(d)

If any director, officer, promoter or other member of Management of the Issuer has been subject to any penalties or sanctions imposed by a court or a securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer, or theft or fraud, describe the penalties or sanctions imposed.

This does not apply to any director, officer, promoter or other member of Management of the Issuer.

(e)

If any director, officer, promoter or other member of Management of the Issuer has, within the ten years before the date of this Listing Application been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager, or trustee appointed to hold the assets of that individual, state the fact.

This does not apply to any director, officer, promoter or other member of Management of the Issuer.

FORM 2B	LISTING APPLICATION	Page 13(as at March 11, 2004)

(f)

Give the full name, residential or postal address and number of equity shares, separated by type into (a) escrowed, (b) legended, and (c) all other shares, beneficially owned by the 5 largest shareholders and by each person who is known by the Issuer’s directors to directly or indirectly beneficially own or control more than 10% of the voting securities of the Issuer other than those persons disclosed in Item 6(a).  If the beneficial owner is a non-individual, provide the information required by General Instruction (h).

Name	Address	Number of Common Shares Beneficially Owned
Dr. Horst G. Zerbe	714 Main Road Hudson, QC J0P 1H0	4,709,644[1,2] (escrowed and legended)
Ingrid Zerbe	714 Main Road Hudson, QC J0P 1H0	4,709,644[1,2] (escrowed and legended)
Joel Cohen	2800 Cote Vertu Montreal, QC H4R 2M5	1,571,713[1,2] (escrowed and legended)
AlphaOne Asset Management	144 Front Street West, Suite 420 Toronto, ON M5J 2L7	1,429,000
Northern Rivers Capital Management Inc.	Royal Bank Plaza North Tower, Suite 2000 200 Bay Street, P.O. Box 66 Toronto, ON M5J 2J2	1,429,000

Notes:

1.

These shares are currently held in trust by Equity Transfer Services Inc.(“Equity”) pursuant to an exchange and voting trust agreement dated April 28, 2006, and they will be transferred to the individual named upon a like number of Exchangeable Shares held beneficially by such individual being redeemed by Exchangeco.  The shares are escrowed for a term of 3 years following the closing of the reverse take over transaction completed on April 28, 2006.

2.

The Exchangeable Shares were issued pursuant to available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “1933 Act”) pursuant to Section 4(2) of the 1933 Act and Regulation D –Rule 506 and/or Regulation S thereunder. Any Common Shares issuable upon the exchange of the Exchangeable Shares for Common Shares will be restricted under Rule 144 of the 1933 Act (“Rule 144”) and legended at the time of issuance unless a registration statement is filed or the conditions of Rule 144 have been met for sales to the public.  Under Rule 144,  affiliates who have held their shares for at least twelve months can request to have the restrictive legends removed from their certificates outright, prior to a sale, and may resell such shares six months following an exchange for Common Shares if the Issuer has been timely in its SEC filing obligations for the twelve months preceding such sale.

(g)

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

No director, officer or securityholder anticipated to hold a sufficient number of securities of the Issuer to affect materially the control of the Issuer, since within the 10 years preceding the date of this Listing Application, has been, a director, officer or promoter of any person or company that, while that person was acting in that capacity,

(a)

was the subject of a cease trade or similar order, or an order that denied the other issuer access to any exemptions under applicable securities law, for a period of more than 30 consecutive days, state the fact and describe the basis on which the order was made and whether the order is still in effect; or

FORM 2B	LISTING APPLICATION	Page 14(as at March 11, 2004)

(b)

became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, state the fact.

4.

Corporate Information

(a)

State the authorized and issued share capital of the Issuer and briefly outline any material rights and restrictions attached to the share capital, such as voting, preference, conversion or redemption rights.

This Issuer has authorized capital of 100,000,000 Common Shares, par value US$0.00001 per share, and 20,000,000 shares of preferred stock, par value US$0.00001 per share.  As of the May 12, 2008, there were 20,740,002 Common Shares outstanding.

The holders of Common Shares are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Shares exclusively possess all voting power. The holders of Common Shares are entitled to dividends as may be declared from time to time by the Board of the Issuer from funds available for distribution to holders. No holder of Common Shares has any preemptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding Common Shares  are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non assessable.

Common Shares

Common Shares authorized:	100,000,000
Preferred Shares (blank check)	20,000,000

Total shares in Trust/restricted under Rule 144/not registered, H.Zerbe,I.Zerbe,J.Cohen	10,991,000
Common Shares/ no restriction/free trading	9,749,002
Common Shares outstanding	20,740,002
Stock Option Plan	1,600,749
Warrants outstanding/restricted Rule 144/cash less exercise option/expire Nov. 2008	80,353
Common Stock underlying Convertible Debentures	1,762,079
Common Stock underlying Warrants attached to Debentures/restricted Rule 144	2,142,857
Common Stock underlying Agent Warrants/restricted Rule 144	214,286
Common stock underlying Warrants attached to Paradigm financing	4,001,000
Common stock underlying agent option Paradigm	640,160
Total common stock reserved for issuance	10,441,484
Fully diluted	31,181,486

FORM 2B	LISTING APPLICATION	Page 15(as at March 11, 2004)

(b)

In table format, provide details of securities sold for cash in the past 24 months.  Indicate by month and year each block of securities sold, price per share, commissions per share, total cash received and total commission paid.  Indicate whether the securities were issued as part of a public offering or private placement.

Date	Securities Sold	Price Per Security	Commission Paid	Total Cash Received	Type of Offering
May 2007	8% Secured Convertible Debentures	US$0.70	US$127,500	US$1,500,000	Private Placement
March 2008	4,001,000[1] Units (1 Unit = 1 Common Share +1 Warrant)	US$0.70	US$224,056	US$2,800,700	Private Placement

Note:

1.

Under the private placement offering, the Issuer issued and sold 4,001,000 Units to 5 subscribers on March 27, 2008 at US$0.70 per Unit.  Each Unit consists of one Common Share and one warrant entitling its holder to purchase one additional Common Share for US$1.02.  Each Warrant expires 24 months after closing.  In the event that the Issuer does not become listed on the (“Warrant”)  TSX-V on or before 60 days after closing: (i) the Issuer is required to pay to each subscriber 5% of the subscription price of the Units issued to the subscriber, and an additional 1% of the subscription price of the Units issued to the subscriber for each calendar month that the Issuer is not listed on the TSX-V up to a maximum of 3 months; and (ii) reduce the exercise price of the agent's option by 5% with an additional 1% for every subsequent calendar month thereafter that the listing is not effected up to a maximum of 3 months.  Additionally, the warrant exercise price of each Warrant will be reduced from US$1.02 to US$0.93 in the event that the Issuer is not listed for trading on the TSX-V or the United States Securities and Exchange Commission has not declared effective the registration statement filed in order to register, or register the resale, of the securities issued pursuant to the offering, on or before 4 months after closing of the private placement.

(c)

In table format, provide details of securities issued for other than cash in the past 24 months.  Give a brief description of the properties or other assets acquired, debts or services settled and value attributed thereto.

Date	Securities Issued	Consideration Received
November 13, 2006	90,691 warrants to purchase Common Shares at an exercise price of $0.41 per share	Services rendered to the Issuer by an arm’s length party pursuant to the IntelGenx Acquisition.
March 28, 2008	320,080 Unit purchase options	Compensation to Agent in connection with March 2008 private placement
April 22, 2008	159,456[1]	Amendments to debentures and warrants issued by the Issuer in May 2007 financing[2]

FORM 2B	LISTING APPLICATION	Page 16(as at March 11, 2004)

Notes:

1.

These shares were issued pursuant to agreements entered into between the Issuer and holders of debentures and warrants issued in May 2007.

2.

The amendments to the debentures and warrants are summarized as follows:

a.

If the Issuer elects to pay interest on the Debentures through issuances of common shares, it may only do so based on the current market price per share of common shares and it must obtain the approval of the TSX-V prior to payment of interest in shares.

b.

The Issuer must obtain TSX-V approval prior to the conversion of Debentures at a Conversion Price less than $0.70 that would result in an adjustment to Conversion Price (i.e. subsequent equity financings).  Further, the Issuer may not consummate any transaction that would otherwise result in an adjustment to Conversion Price unless the Exchange has approved such adjustment to the Conversion Price.

c.

Any adjustments to Conversion Price or Exercise Price, as applicable, in the event of a stock dividend or stock split, shall take into account the number of common shares that would have been outstanding if securities exchangeable for or convertible into common shares had been exchanged for or converted into common shares.

d.

In the event of any subsequent equity financing by the Issuer at a price less than the Conversion Price, a holder may convert the Debenture, in whole or in part, at the price of the equity financing within three (3) business days of the closing of the equity financing.  If the holder does not convert within the three (3) day window, the holder will continue to hold the Debenture at the Conversion Price without adjustment.

e.

Any adjustment to the Exercise Price in the event of a subsequent equity financing only occurs at the closing of the first financing of at least $1,000,000 following the date of the amendment where the Issuer sells securities at a price per share less than the Exercise Price.  In such case, the Exercise Price is reduced to the greater of: (i) the current trading price of common shares and (ii) the lowest effective price per share offered under the equity sale, provided that the Exercise Price as so adjusted may not be less than $0.70 (the market price per common share as of the date of original issuance of the Warrant).  The exercise price of 2,142,857 warrants has been amended from US$1.02 to US$0.70 as a result of the financing of March 2008.

f.

The adjustment to the Conversion Price or Exercise Price, as applicable, in the event of a subsequent offering of rights, options or warrants only applies if the offering is at a price per share that is less than 95% of the current market price.  The adjustment mechanism has also changed such that it takes into account only those shares actually issued as a result of the offering and not all the shares offered.

g.

The Debenture and the Warrant have been amended to provide that the Issuer must obtain approval of the Exchange or any other stock exchange or over-the-counter market on which the common shares are listed before making a pro rata distribution to holders of common shares.

h.

The Debenture and the Warrant have been amended to provide that no adjustment to the Conversion Price or Exercise Price, as applicable, shall be made in respect of issuances of shares: (i) upon conversion of Debentures or Warrants; (ii) as dividends paid to holders of common shares who elect to receive dividends in common shares under a dividend reinvestment plan or similar plan adopted by the Issuer; or (iii) pursuant to any stock option plans, stock purchase plans or other benefit plans.

(d)

Provide details of any dividends paid indicating date, amount per share and total amount paid on each distribution.

The Issuer has never paid any dividends.

(e)

Provide the date of the Issuer’s fiscal year end.

The Issuer’s fiscal year end is December 31.

FORM 2B	LISTING APPLICATION	Page 17(as at March 11, 2004)

(f)

Provide in table format, a list of all subsidiaries or other companies controlled by the Issuer, together with the date and manner of incorporation, the authorized and issued share capital, the nature of business and the percentage of each class of shares directly or indirectly beneficially owned or controlled by the Issuer.

Company	Date of Incorporation	Jurisdiction	Authorized Capital	Issued Capital	Business	Percentage Owned
IntelGenx Corp.	June 15, 2003	Canada	Unlimited number of common shares	14,182,489	Pharma-ceutical R&D	100,1
6544631 Canada Inc.	March 28, 2006	Canada	Unlimited number of Class A special shares and an unlimited number of common shares	100[2] common shares and 10,991,000,3 class A special shares	Special Purpose	100[4]

Notes:

1.

These shares are held by 6544631 Canada Inc.

2.

These shares are held by IntelGenx Technologies Corp.

3.

These 10,991,000 Class A special shares, also referred to as Exchangeable Shares, are held by Horst Zerbe, Ingrid Zerbe and Joel Cohen.  Under the terms of the Exchangeable Shares, the holders of such shares have the right to exchange the Exchangeable Shares for a corresponding number of shares of Common Stock of the Issuer (the “Trust Shares”)  Prior to the exercise of such exchange rights, Equity Transfer & Trust Company (“Equity”) shall be the owner of record of the Trust Shares and will retain power to vote the Trust Shares or grant consent in regard to any and all matters presented for approval by the holders of shares of Common Stock of the Issuer.  Under the terms of the Exchange and Voting Trust Agreement dated April 28, 2006, Equity, as Trustee, will act in regard to such matters only in accordance with instructions given by the holders of the Exchangeable Shares. In its capacity as Trustee, Equity does not have any powers of disposition over the Trust Shares except as expressly required under the Exchange and Voting Trust Agreement and the Support Agreement dated April 28, 2006.

Pursuant to the terms of the Support Agreement, the holders of the Exchangeable Shares will economically benefit to the same extent as direct shareholders of the Issuer in the event of a payment of any dividend or other distribution.  6544631 Canada Inc. (“Exchangeco”) shall on any day (“Redemption Date”) to be determined by Exchangeco’s board of directors after the tenth anniversary of the date of the IntelGenx Acquisition, redeem the then outstanding Exchangeable Shares for an amount per Exchangeable Share (the “Redemption Price”) equal to (i) the current market price of a Common Share of the Issuer on the last business day prior to the Redemption Date (which may be satisfied in full by Exchangeco causing an instruction to be given to the Trustee to deliver, in respect of each Exchangeable Share held by each respective holder thereof, one Common Share of the Issuer, and obtaining written confirmation of such delivery by the Trustee), plus (ii) the unpaid dividend amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

4.

IntelGenx holds 100% voting rights in 6544631 Canada Inc.

FORM 2B	LISTING APPLICATION	Page 18(as at March 11, 2004)

(g)

State the distribution of issued capital as of the most recent month-end in the following form:

		Number and Type of Securities	Number of Holders
I.	Securities not subject to escrow, pooling or other restrictions on transfer:
A)	Distributed and in the hands of the public (excluding the promoters, officers, directors, and insiders of the Issuer and their associates).	9,454,854 Common Shares (1) (2)	234
B)	Distributed and in the hands of the promoters, officers, directors, and insiders of the Issuer and their associates.		0
II.	Securities subject to escrow, pooling or other restrictions on transfer:
A)	Distributed and in the hands of the public (excluding the promoters, officers, directors, and insiders of the Issuer and their associates).	159,458 Common Shares	12
B)	Distributed and in the hands of the promoters, officers, directors, and insiders of the Issuer and their associates.	11,044,191 Common Shares	4
	TOTAL	20,658,503	269

Notes:

1.

This figure includes 257,500 shares held by 37 shareholders who received shares for nominal consideration prior to the reverse merger transaction between Big Flash Corp. and IntelGenx Corp. in April 2006.

2.

This figure includes 4,001,000 shares held by 5 shareholders who received shares pursuant to the March 2008 private placement which may not be traded in Canada before July 28, 2008.

(h)

As of the execution date of the Listing Application, there were more than 200 shareholders holding a Board Lot of free trading shares.

FORM 2B	LISTING APPLICATION	Page 19(as at March 11, 2004)

5.

Shares of the Issuer Held in Escrow, Legended, or Subject to Hold Restrictions

(a)

Briefly describe the number and the material terms governing release and cancellation of all escrow shares.

The following table sets-out the Securities subject to a TSX Venture Exchange Tier – 2 Value Escrow Agreement.

Name and Municipality of Residence of Securityholder	Designation of class	Number of securities held in escrow
Horst G. Zerbe 714 Main Road Hudson, QC J0P 1H0	Class A Special Shares- Value	4,709,643.50
	Options –Value Common Stock-Value*	225,000 4,709,643.50
Ingrid Zerbe 714 Main Road Hudson, QC J0P 1H0	Class A Special Shares- Value	4,709,643.50
	Options –Value Common Stock-Value*	225,000 4,709,643.50
Joel Cohen 2800 Cote Vertu Montreal, QC H4R 2M5	Class A Special Shares- Value	1,571,713
	Options –Value Common Stock-Value*	250,000 1,571,713
David Coffin-Beach 225 Pizzaro Road Saint Augustine, FL 32080 U.S.A.	Common Shares – Value	53,191

*held in trust by and registered in the name of Equity Transfer & Trust Company for the exchange of the Class A Special Share on the Securityholder’s behalf.

On April 28, 2006, 10,991,000 Common Shares in the capital of the Issuer were issued to, and they are held by, Equity Transfer Services Inc., in its capacity as trustee for Horst Zerbe, Ingrid Zerbe and Joel Cohen, as security for the Issuer’s covenants under the terms of the Exchangeable Shares (“Trust Shares”).  Any Trust Shares that are exchanged for Exchangeable Shares held by Horst Zerbe, Ingrid Zerbe and Joel Cohen will be deposited in escrow with Equity Transfer Services Inc.  The term of the escrow is for 3 years and will end April 28, 2009.

(b)

Briefly describe the number and the material terms governing release of all legended shares.

To the extent that any of the Common Shares issued upon conversion of the 10,991,000 Exchangeable Shares are not registered, IntelGenx agreed to make available to these securityholders the benefits of Rule 144, which may allow the holders to sell the securities to the public pursuant to Rule 144. Before selling any restricted securities under Rule 144, the restrictive legend on the any Common Shares must be removed. To remove such legend, the transfer agent of IntelGenx will require the consent of IntelGenx and an opinion letter from U.S. counsel that the conditions of Rule 144 have been met and that the restrictive legend can be removed. (For purposes of the Rule 144 exemption, affiliates are treated more strictly than non-affiliates. Common stock that is held by affiliates of the Company for at least one year are eligible for resale under Rule 144, but the resales would be subject to certain restrictions).  The 10,991,000 Common Shares issuable upon conversion of the Exchangeable Shares are subject to escrow and are not registered with the SEC.

FORM 2B	LISTING APPLICATION	Page 20(as at March 11, 2004)

(c)

State the number and briefly describe the material terms governing any other securities which are subject to an unexpired hold period originally imposed pursuant to any applicable Securities Laws, stock exchange or other similar regulatory authority.

Currently the Issuer has outstanding convertible debentures (the “Debentures”) in the aggregate principal amount of US$1,233,455, and Common Share purchase warrants (the “Warrants”) which are exercisable into 2,142,857 Common Shares at an exercise price of US$1.02 per share.  Both the Debentures and Warrants were issued in private placements pursuant to Regulation D of the 1933 Act and are subject to transfer restrictions under Rule 144.  The 2,142,857 Common Shares issuable upon exercise of the Warrants will be issued as restricted securities and will carry a legend setting out applicable U.S. transfer restrictions unless the Issuer subsequent to the date hereof files a registration statement covering the resale of such securities.  If the outstanding warrants are exercised under the cashless exercise provision the shares received would be eligible for resale under Rule 144 following the six month anniversary of issuance of the Warrants so long as the Issuer remains current in its SEC reporting obligations.

 (d)

State the names and addresses of owners of more than a 5% interest in the escrowed shares, and the number and type of shares held by each.

Please see the response to question 3(f), above.

6.

Options to Purchase Securities of the Issuer

(a)

Disclose in the aggregate all options, share purchase warrants, rights or agreements to issue securities by the Issuer, or by a present shareholder, which have not been disclosed elsewhere in the Listing Application.

The Issuer currently has 1,351,500 outstanding options to purchase Common Shares.  See Schedule “A”.

In addition, the Issuer has 80,353 warrants to purchase Common Shares at an exercise price of US$0.41 each and expiring on November 13, 2008.

FORM 2B	LISTING APPLICATION	Page 21(as at March 11, 2004)

(b)

Options granted to employees (other than management employees) can be shown in the aggregate.

The Issuer has granted 200,000 options to purchase Common Shares to employees(included in (a)).

The Issuer’s stock option plan includes, without limitation terms and conditions summarized as follows:

(i)

options may be granted to directors, officers, employees and eligible consultants of the Issuer and of any affiliate of the Issuer;

(ii)

a total of 1,600,749 shares of common stock are reserved for issuance under the plan;

(iii)

options may be granted under the Plan on terms and at prices as determined by the Board of Directors except that the options cannot be granted at less than 100% of the fair market value of the common stock on the date of the grant;

(iv)

options may have a maximum term to expiry of 5 years from the date of grant;

(v)

each option must be non-transferable; and

(vi)

in the case of the death of an optionee during his service, his options shall expire on the earlier of the expiry date determined by the board of directors and 12 months after the optionee’s death.

7.

Natural Resource Properties

The Issuer does not own any natural resource properties.

FORM 2B	LISTING APPLICATION	Page 22(as at March 11, 2004)

8.

Particulars of Non-Resource Assets

For each material non-resource asset:

 (a)

Describe the interest owned or to be acquired by the Issuer.

The Issuer is a drug delivery company focusing on the development of oral controlled-release products both for the branded and generic pharmaceutical market as well as novel oral drug delivery systems. The Issuer currently has two unique, proprietary drug delivery platform technologies that it uses to develop products: a Tri-Layer Tablet technology which allows for the development of oral controlled release products, and a Quick Release Wafer technology for the rapid delivery of pharmaceutically active substances to the oral cavity. The Issuer’s Tri-layer platform technology is very versatile and is aimed at reducing manufacturing costs significantly as compared to competing delivery technologies. The Quick Release Wafer technology allows for the instant delivery of pharmaceuticals to the oral mucosa.

(b)

Describe the business carried on or intended to be carried on by the Issuer, and the general development of such business to date.

The Issuer’s business strategy is to develop pharmaceutical products based on its proprietary drug delivery technologies and license the commercial rights to competent partner companies once the viability of the product has been demonstrated. In addition to entering into partnering arrangements that provide for full funding of the project, the Issuer anticipates that it may undertake full development of certain products without seeking a partner until the product reaches the marketing and distribution stage. The Issuer will assess the potential for successful development of a product and associated costs, and then determine at which stage it is most prudent to seek a partner, balancing such costs against the potential for additional returns earned by partnering later in the development process.

(c)

If the business consists of the production or distribution of various products or the rendering of various services, describe the principal products or services.

The Issuer’s potential partners will fund the development of the products until completion and handle the regulatory approval process of the product with the FDA and/or other regulatory bodies. The partners would also be responsible for the marketing and distribution of the product(s). In order to increase revenue, the Issuer plans to take selected high-potential pharmaceutical product candidates through the entire development process ourselves and attempt to sign distribution agreements with potential partners at a later stage. This strategy is aimed at adding value to the projects at the development stage, thus creating higher down payments and larger royalty payments on sales.

FORM 2B	LISTING APPLICATION	Page 23(as at March 11, 2004)

(d)

Describe the method of marketing and distributing the products and, in tabular form, if possible, the character and amount of the annual output for the preceding five years (in terms of physical units).

The Issuer sources its eligible projects in two ways: either it develops a potential product to proof of concept stage and then solicits potential pharmaceutical partners, or potential partners approach the Issuer directly or through the use of an intermediary with a particular product candidate for the company to work on. The pharmaceutical partners provide the funding required for the product development and in return get the exclusive distribution rights for the products. The Issuer receives from its partners development fees, milestone payments and royalties upon commercialization.

(e)

Provide a summary of any valuation, feasibility or technical report.

The Issuer does not have any technical reports concerning its business.

(f)

If the Issuer has not commenced business or is entering or has recently entered a new business, include a summary of the management plan for the next 24 months.

History

The Issuer, formerly known as Big Flash Corp. and sometimes referred to herein as “Big Flash”, was incorporated in Delaware on July 27, 1999. On April 28, 2006, the Issuer, directly and indirectly through its Canadian holding corporation, completed the acquisition of 100% of the issued and outstanding shares and warrants of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. The Issuer did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, the Issuer changed its name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as the Issuer’s operating subsidiary.

Big Flash Corp. acquired the shares of IntelGenx Corp. held by its principal shareholders pursuant to a share exchange agreement dated April 10, 2006 which Big Flash entered into with IntelGenx and the principals of IntelGenx. Big Flash also acquired common share purchase warrants of IntelGenx in exchange for common share purchase warrants of Big Flash. Big Flash also acquired 3,191,489 common shares of IntelGenx from arm’s length investors in exchange for 3,191,489 shares of Big Flash.

Big Flash's special purpose Canadian subsidiary, 6544361 Canada Inc., completed the acquisition of 10,991,000 common shares of IntelGenx held by Horst Zerbe, Ingrid Zerbe and Joel Cohen (the “IntelGenx Principals”) pursuant to the Share Exchange Agreement and other agreements among Big Flash, its wholly owned subsidiary 6544631 Canada Inc. (“Exchangeco”), the IntelGenx Principals and Equity Transfer Services Inc. (“Equity”). Under the Share Exchange Agreement, Exchangeco acquired all of the issued and outstanding common shares of IntelGenx held by the IntelGenx Principals in exchange for 10,991,000 Class A Special Shares of Exchangeco (“Exchangeable Shares”). At closing of the Share Exchange Agreement, Big Flash, Exchangeco, the IntelGenx Principals and Equity entered into an Exchange and Voting Trust Agreement (the “Exchange and Voting Trust Agreement”) pursuant to which 10,991,000 shares of Big Flash common stock (the “Trust Shares”) were issued to Equity, in its capacity as trustee for the Principals, as security for Big Flash's covenants under the provisions of the Exchangeable Shares. At closing, Big Flash, Exchangeco and Equity also entered into a support agreement (“Support Agreement”) which, among other things, sets forth the terms and conditions upon which the IntelGenx Principals may exchange the Exchangeable Shares for a corresponding number of shares of Big Flash common stock. Big Flash may satisfy its obligations by instructing the Trustee to deliver one Big Flash common share for each such Exchangeable Share. Big Flash, Exchangeco, Equity and the IntelGenx Principals also entered into an escrow agreement (the “Escrow Agreement”) pursuant to which the IntelGenx Principals have deposited into escrow with Equity, as escrow agent, all of the Exchangeable Shares and they have undertaken to deposit with Equity any Trust Shares for which the Exchangeable Shares may be exchanged from time to time, over a term of 3 years following closing. The Escrow Agreement provides that the Exchangeable Shares and any Trust Shares held in escrow may not be sold, assigned or transferred, except as expressly permitted under the Escrow Agreement, and shall be released from escrow at the end of the 3-year term.

FORM 2B	LISTING APPLICATION	Page 24(as at March 11, 2004)

The Trustee, as the holder of record of the Trust Shares, shall be entitled to all of the voting rights, including the right to vote in person or by proxy the Trust Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of Big Flash or at a meeting of Big Flash stockholders or in connection with respect to all written consents sought by Big Flash from its stockholders (the “Voting Rights”). The Voting Rights shall be and remain vested in and exercised by the Trustee. As further particularized in the Exchange and Voting Trust Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received from the IntelGenx Principals entitled to instruct the Trustee as to the voting thereof at the time at which the stockholders meeting is held or a stockholders' consent is sought.

To the extent that no instructions are received from an IntelGenx Principal with respect to the Voting Rights to which such person is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

Under the terms of the Exchangeable Shares, the IntelGenx Principals will have the right to exchange the Exchangeable Shares for a corresponding number of shares of Big Flash common stock at any time after closing of the transaction. Prior to the exercise of such exchange rights, Equity will be the owner of record of the Trust Shares and will retain power to vote the Trust Shares or grant consent in regard to any and all matters presented for approval by the holders of Big Flash common stock. Under the terms of the Exchange and Voting Trust Agreement, Equity, in its capacity as trustee, will act in regard to such matters only in accordance with instructions given by the IntelGenx Principals, respectively. In its capacity as trustee, Equity does not have any powers of disposition over the Trust Shares except as expressly required under the Exchange and Voting Trust Agreement and the Support Agreement.

All of such Exchangeable Shares and the Trust Shares were issued pursuant to the exemptions from registration provided under National Instrument 45-106 under Canadian securities laws and will be exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to Section 4(2) of that Act and Regulation D – Rule 506 and/or Regulation S promulgated thereunder.

Pursuant to the terms of the Support Agreement, the holders of the Exchangeable Shares will economically benefit to the same extent as direct shareholders of Big Flash in the event of any dividend or other distribution.

Exchangeco shall on any day (“Redemption Date”) to be determined by Exchangeco's board of directors after the tenth anniversary of the date of the IntelGenx acquisition, redeem the then outstanding Exchangeable Shares for an amount per Exchangeable Share (the “Redemption Price”) equal to (I) the current market price of a Big Flash common share on the last business day prior to the Redemption Date (which may be satisfied in full by Exchangeco causing an instruction to be given to the Trustee to deliver, in respect of each Exchangeable Share held by each respective holder thereof, one Big Flash common share, and obtaining written confirmation of such delivery by the Trustee), plus (ii) the unpaid dividend amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

The Exchangeable Shares may, at any time prior to the Redemption Date, be exchanged by any of the IntelGenx Principals in exchange for the same number of shares of Big Flash common stock. The number of shares of Big Flash common stock to be transferred to the holders of the Exchangeable Shares upon such exchange will be subject to corresponding adjustment in the event of any Big Flash securities dividend, forward split, reverse split, or similar event. The holders of the Exchangeable Shares will also benefit to an identical extent as all other Big Flash shareholders in the event of a tender offer or other similar transaction.

FORM 2B	LISTING APPLICATION	Page 25(as at March 11, 2004)

All Big Flash events related to payment of dividends, redemption or purchase or any capital distribution in respect of Big Flash common shares or any shares other than the Exchangeable Shares, redemption or purchase of any shares other than the Exchangeable Shares, or issuance of any other exchangeable shares, shall in each case be subject to approval by holders of not less than 66.6% of then-outstanding Exchangeable Shares. In addition, Big Flash must obtain the same consent prior to any action to reclassify, subdivide, re-divide or make any similar change to the outstanding shares of Big Flash, or effect an amalgamation, merger, reorganization or other transaction affecting the Big Flash shares of common stock.

Overview

The Issuer is a drug delivery company focusing on the development of novel, orally administered drug delivery systems based on proprietary oral drug delivery technologies. The Issuer has positioned itself as a provider of product development services for the pharmaceutical industry, including the branded and generic pharmaceutical markets.

Drug delivery systems are an important tool in the hands of physicians for purposes of optimizing drug therapy. For the pharmaceutical industry, drug delivery systems represent an opportunity to extend the market exclusivity and product lifecycle of drugs whose patent protection is ending.

Technology Platforms

Our product development efforts are based upon three delivery platform technologies: (1) a Tri-Layer Tablet technology (2) a Quick Release wafer technology, and (3) a Mucoadhesive Tablet technology. Our Tri-layer platform technology allows for the development of oral controlled release products. It is versatile and is aimed at significantly reducing manufacturing costs as compared to competing delivery technologies. The Quick Release Wafer technology allows for the instant delivery of pharmaceuticals to the oral cavity. The Mucoadhesive Tablet allows for the controlled release of active substances to the oral mucosa.

The Tri-Layer platform technology represents a new generation of controlled release layered tablets to modulate the release of active compounds. The technology is based on a tri-layer tablet with an active core layer and erodible cover layers. The release of the active drug from the core matrix initially occurs in a first-order fashion. As the erodible layers start to disintegrate, the permeation of the active ingredient through the cover layers increases. Thus, the Tri-Layer tablet can produce quasi-linear (zero-order) kinetics for releasing a chemical compound over a desired period of time. The erosion rate of the cover layers can be customized according to the physico-chemical properties of the active drug. In addition, our multi-layer technology offers the opportunity to develop combination products in a regulatory-compliant format. Combination products are made up of two or more active ingredients that are combined into a single dosage form.

The Quick Release Wafer is made up of a thin (25-35 micron) polymeric film comprised of USP components that are safe and approved by the Food and Drug Administration (FDA) for use in food, pharmaceutical, and cosmetic products. Derived from the edible film technology used for breath strips and initially developed for the instant delivery of savory flavors to food substrates, the Instant Delivery Film has distinct advantages over existing fast dissolving oral tablets, thereby making it an attractive choice for indications requiring rapid onset of action like migraine, motion sickness and nausea.

The Mucoadhesive Tablet is an innovative drug delivery system capable of adhering to the oral mucosa and releasing the drug onto the site of application at a desired rate. The Mucoadhesive Tablet exhibits many advantages: (i) it avoids the first pass effect (whereby the liver metabolizes the active and greatly reduces the level of drug in the systemic circulation), (ii) it leads to a higher absorption rate as compared to the conventional oral route and (iii) it achieves a rapid onset of action for the drug. The Mucoadhesive Tablet technology is a versatile one where the site of application, residence time and rate of release of the drug can be modulated to achieve the desired results.

FORM 2B	LISTING APPLICATION	Page 26(as at March 11, 2004)

Product Portfolio

The Issuer has assembled a product portfolio that includes a blend of generic products that management believes have the potential to generate short-term revenues by presenting branding opportunities that are based on our proprietary delivery technology.

  INT0001/2004. This is the most advanced generic product involving our trilayer technology. Equivalency with the reference product Toprol XL and its European equivalent Beloc-ZOK has been demonstrated in-vitro . The product has been tested in phase I studies.

  INT0003/2005. We have entered into a partnership with Cary Pharmaceuticals for the development of a once-daily tablet product containing an antidepressant and a nicotine antagonist. The product is intended for smoking cessation.

  INT0004/2006. The formulation development for an antidepressant has been completed and clinical (phase I) development has commenced.

  INT0005/2005. We are developing a bilayer tablet containing a fixed-dose combination of a non-steroidal anti-inflammatory drug and a synthetic prostaglandin. Formulation development is completed and a pilot bio batch has been manufactured.

  INT0006/2005. We have entered into a development agreement with Azur Pharma for the development and manufacture of a prenatal vitamin supplement. The product was developed using our proprietary technology. We expect to commercialize the product in mid 2008.

  INT0010/2006. We have entered into an agreement with Cannasat Therapeutics Inc. for the development of a sublingual tablet product containing a cannabinoid-based drug for the treatment of neuropathic pain and nausea in cancer patients undergoing chemotherapy.

  INT0011/2007 Under a development agreement with Cannasat Therapeutics Inc., we are developing a controlled-release tablet containing Cannabidiol for the treatment of schizophrenia.

  INT0007/2006. A wafer product based on our proprietary edible film technology is in early development stage. The product is intended for the treatment of erectile dysfunction (ED).

  INT0008/2007. A wafer product based on our proprietary edible film technology is in early development stage. The product is intended for the treatment of migraine.

FORM 2B	LISTING APPLICATION	Page 27(as at March 11, 2004)

The current development status of each of our products is summarized in the following table:

Product	Application	Status of Development
INT0001/2004	CHF, Hypertension	Pivotal batches in preparation
INT0003/2005	Smoking cessation	Pilot biostudy completed
INT0004/2006	Antidepressant	Pivotal batches completed
INT0010/2006	Neuropathic pain	Pilot biostudy completed
INT0006/2005	Prenatal vitamin supplement	Manufacturing scale-up
INT0005/2005	Osteoarthritis	Pilot batch completed.
INT0007/2006	ED	Formulation development ongoing
INT0008/2007	Migraine	Formulation development ongoing
INT0011/2007	Schizophrenia	Formulation development ongoing

(g)

State the location and general character of any material properties including buildings and plants, of the Issuer.  If any property is not held as freehold property (eg. leased property), state and briefly describe the nature of title.  If a property is subject to any material encumbrance (e.g. mortgage) briefly describe the encumbrance.

The Issuer currently occupies 3,100 square feet of leased space at a rate of $8.29/square foot in an industrial zone in Ville St.-Laurent, Quebec, Canada under a 5-year renewable lease agreement signed in 2004. The Issuer expanded its laboratory and office space at this facility to its maximum during the second quarter of 2006. In order to continue to support ongoing product development activities and allow the addition of further development programs, the Issuer might be required to seek a different location in 2008.

(h)

If an Insider or Promoter of the Issuer has held any interest in the asset, property or business during the past 3 years, disclose.

Not applicable.

9.

Listing and Trading of Issuer’s Shares

(a)

Show listings on other stock exchanges or markets with date of listing.

The Common Shares have been quoted on the OTC Bulletin Board under the symbol “IGTX” since January 2007.

(b)

Is an application for listing on any other stock exchange or market pending or contemplated?  If so, give details.

The Issuer has applied and received approval for listing on the TSX-V.  The Common Shares of the Issuer will commence trading on the TSX-V on opening May 23, 2008.

(c)

Have the Issuer’s shares ever been delisted or suspended by any stock exchange?  If so, give details.

The Issuer’s shares have never been delisted or suspended by any stock exchange.

FORM 2B	LISTING APPLICATION	Page 28(as at March 11, 2004)

(d)

Has any application for listing the Issuer’s shares on any stock exchange or market ever been refused, deferred, or withdrawn?  If so, give details.

The Issuer has never made an application to list shares on any stock exchange or market that has been refused, deferred, or withdrawn.

(e)

Are the Issuer’s shares quoted over-the-counter in any jurisdiction?  If so, give details.

The  Common Shares have been quoted on the OTC Bulletin Board under the symbol “IGTX” since January 2007.  The market price for the Issuer’s Common Shares is set out in the table below.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

For the quarters indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Quarter Ended	High (US$)	Low (US$)

June 30, 2008 (through May 12, 2008)	1.01	0.81

March 31, 2008	1.02	0.51

December 31, 2007	1.05	0.45

September 30, 2007	1.90	0.87

June 30, 2007	1.31	0.60

March 31,2007	1.20	0.68

10.

Particulars of any Other Material Facts

(a)

Describe any actual or pending material legal proceedings to which the Issuer is or is likely to be a party or of which any of its property is or is likely to be the subject and particulars of any other circumstances which might affect the Issuer’s position or title adversely.

The Issuer and its property are not subject to any actual or pending material legal proceedings.

(b)

Disclose particulars of any bonds, debentures, notes, mortgages, charges, liens, hypothecations, loans or other debt obligations outstanding.

On May 22, 2007, the Issuer completed the sale of 8% Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of approximately US$1.5 million (the “Purchase Price”) to certain institutional and accredited investors, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”). The Issuer received net proceeds of approximately US$1.36 million. After partial conversion of the Debentures the  outstanding debt from the debentures as of May 12, 2008 is approximately US$1,233,455 million.

FORM 2B	LISTING APPLICATION	Page 29(as at March 11, 2004)

The Debentures mature twenty-eight (28) months from the date of issuance (the “Maturity Date”) and are convertible at any time into Common Shares at a fixed conversion price of US$0.70. The Debentures bear interest at the rate of 8% per annum, which interest is payable quarterly in cash or, at the Issuer’s option following the effective date of the registration statement, in Common Shares.

The Issuer’s obligations under the Purchase Agreement and the Debentures are secured by a lien on substantially all of the assets of the Issuer, pursuant to a Security Agreement.

In addition, as at December 31, 2007, there is a loan payable to a shareholder in the amount of $101,193 which is unsecured, bears interest at 6% per annum and is not repayable prior to January 1, 2009.

The Issuer has entered into agreements to amend the anti-dilution terms of the Debentures in accordance with the requirements of the TSX-V.   As consideration for the holders of the Debentures entering into the agreements, the Issuer has agreed to issue to the holders of the Debentures an aggregate of 159,456 fully paid Common Shares.

FORM 2B	LISTING APPLICATION	Page 30(as at March 11, 2004)

(c)

Give the dates and parties to and the general nature of every material contract entered into by the Issuer which is still in effect and is not disclosed in the foregoing, including any management or employment agreements or any agency or underwriting agreement or any corporate finance, investor relations, promotion or market making agreement.

Date	Parties	Nature of Agreement
December 1, 2005	The Issuer and Horst Zerbe	Employment Agreement
April 10, 2006	IntelGenx Corp., 6544631 Canada Inc. and Big Flash Corp.	Share Exchange Agreement
April 28, 2006	Exchangeco, Equity Transfer and Trust Company, Ingrid Zerbe, Horst Zerbe, Joel Cohen and Big Flash Corp.	Exchange and Voting Trust Agreement
April 28, 2006	Exchangeco, Equity Transfer and Trust Company and Big Flash Corp.	Support Agreement
April 28, 2006	Ingrid Zerbe, Horst Zerbe, Joel Cohen and Big Flash Corp.	Registration Rights Agreement
July 3, 2006	The Issuer and Ingrid Zerbe	Employment Agreement
July 3, 2006	The Issuer and certain shareholders	Registration Rights Agreement
August 10, 2006	The Issuer and certain directors, employees and consultants	Stock Option Plan
February 27, 2007	The Issuer and Carter Securities	Agency Agreement
May 23, 2007	The Issuer and certain investors	Securities Purchase Agreement
May 23, 2007	The Issuer and certain investors	Secured Convertible Debentures
May 23, 2007	The Issuer and certain investors	Registration Rights Agreement
May 23, 2007	The Issuer and certain investors	Warrant Agreement
May 23, 2007	The Issuer and certain investors	Security Agreement
May 23, 2007	The Issuer and certain investors	Subscription Agreement
May 23, 2007	The Issuer and certain investors	Deed of Hypothec
August 6, 2007	The Issuer and Gino Di Iorio	Employment Agreement
April 2, 2008	The Issuer and Cary Pharmaceuticals	Collaborative Agreement
March 27, 2008	The Issuer and certain investors	Registration Rights Agreement
March 28, 2008	The Issuer and Paradigm Capital Inc.	Agency Agreement

Originals or copies, as applicable, of the material contracts may be inspected free of charge at the head office of the Issuer during normal business hours upon 72 hours notice to the Issuer.

FORM 2B	LISTING APPLICATION	Page 31(as at March 11, 2004)

(d)

Briefly describe any other material facts not previously disclosed in this application.

There are no other material facts with respect to the Issuer other than as disclosed herein.

(e)

List by date each prospectus or amendment issued by the Issuer during the past 3 years and indicate the name of the securities administration(s) which accepted each.

The Issuer received a receipt for a non-offering prospectus from the Ontario Securities Commission on November 3, 2006.  In addition, the Issuer has made the following filings with the SEC.

Filing	Date	Nature
S-1	May 13, 2008	Amendment #1 to S-1 dated April 28, 2008
S-1	April 28, 2008	Issuer extends $1,500,000 equity offering
SB-2/A	August 20, 2007	Amendment #2 to SB-2 dated June 11, 2007
SB-2/A	July 20, 2007	Amendment #1 to SB-2 dated June 11, 2007
SB-2	June 11, 2007	Issuer extends US$1,500,000 convertible debenture offering
SB-2/A	October 16, 2006	Amendment #1 to SB-2 dated September 18, 2006
SB-2	September 18, 2006	Issuer extends US$1,500,000 equity offering
SB-2/A	August 30, 2006	Amendment #3 to SB-2 dated July 3, 2006
SB-2/A	August 28, 2006	Amendment #2 to SB-2 dated July 3, 2006
SB-2/A	August 15, 2006	Amendment #1 to SB-2 dated July 3, 2006
SB-2	July 3, 2006	Big Flash Corp. issues shares to buy Intelgenx Corp.

(f)

Indicate whether any application for registration or approval by a securities commission or corresponding government body ever been refused, cancelled, suspended or revoked.  Provide details.

The Issuer has never had any application for registration or approval by a securities commission or corresponding government body refused, cancelled, suspended or revoked.

(g)

Describe any current or contemplated Investor Relations Arrangements.

The Issuer intends to enter into a written arrangement (the “Agreement”) with Auctus Capital Partners Inc. (the “Consultant”) whereby the Consultant will perform promotional Investor Relations activities as defined in the TSX Venture Exchange Corporate Finance Manual at Policy 3.4 – Investor Relations, Promotional and Market-Making Activities.

FORM 2B	LISTING APPLICATION	Page 32(as at March 11, 2004)

The Consultant is an Ontario corporation with its head office located at 120 Adelaide Street West, Suite 2400, P.O. Box 23, Toronto, Ontario, M5H 1T1.  In accordance with the terms of the Agreement, the Consultant will provide the following services to the Issuer:

•

conduct a campaign to develop investor support and broker/dealer relations;

•

assist in the preparation and dissemination of shareholder communications, press releases and broker solicitation materials;

•

provide the Issuer with advice and assistance in connection with the preparation of corporate profiles and fact sheets;

•

provide the Issuer with corporate finance advice, including with respect to raising capital, strategic investments, and mergers and acquisitions; and

•

promote relations with Canadian and US investment banks.

The Consultant will be retained to provide the foregoing services for an initial period of 12 months, commencing upon receipt of TSX-V approval.  In consideration for the foregoing services, the Issuer will pay a monthly payment of $6,000 to the Consultant.  Further, the Issuer will grant to the Consultant during the initial term of Agreement 400,000 options to acquire Common Shares of the Issuer, and 200,000 options to acquire Common Shares during the subsequent period.  The Agreement shall renew automatically for certain services upon the anniversary of the commencement date.

(h)

Corporate Approval of Application.

The Board of Directors of IntelGenx have approved the application this application for listing pursuant to a resolution dated May 21, 2008.

(i)

Give the name, address, telephone number, fax number, and e-mail address (if applicable) of the person or persons who may be contacted for additional information.   If the Issuer maintains a web site, provide the address of the web site.

Horst or Ingrid Zerbe can be contacted for additional information at 6425 Abrams,

Ville St-Laurent, Quebec H4S 1X9 (Ph:514-331-7440).  The Issuer’s website address is www.intelgenx.com.

FORM 2B	LISTING APPLICATION	Page 33(as at March 11, 2004)

(j)

Risk Factors

Risks Related to the Business

1.

IntelGenx continues to sustain losses and its revenues are minimal.

Even though we completed the development stage of our operations in April 2006 when we commenced    consistently generating revenues from our operations, we are still subject to all of the risks inherent in both the creation of a new business and the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop new products. We currently conduct research and development using our proprietary platform technologies to develop oral controlled released and other delivery products. We do not know if we will always be successful in the development of such products. We have an accumulated deficit of approximately $1,918,658 since our inception in 2003 to December 2007. To date, these losses have been financed principally through sales of equity securities, long-term debt and debt from related parties. Our revenues for the years ended December 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004 were $862,731, $265,901, $19,990 and $257,374 respectively. Our revenues consisted primarily of development fee revenues from four clients and have not been sufficient to sustain our operations. In order to achieve profitability, our revenue streams will have to increase and there is no assurance that revenues will increase to such a level. Additional capital and/or borrowings will be necessary in order for us to continue in existence until we are able to attain and sustain profitable operations.

2.

IntelGenx is subject to currency fluctuations, which may affect its results.

The majority of our expenses are in Canadian dollars, while our revenues are primarily in U.S. dollars. The fluctuation of the Canadian dollar and the U.S. dollar could materially impact our operating results and financial position.

3.

IntelGenx may need additional capital to fulfill its business strategies. IntelGenx may also incur unforeseen costs. Failure to obtain such capital would adversely affect the Issuer’s business.

We will need to expend significant capital in order to continue with our research and development by hiring additional research staff and acquiring additional equipment. If our cash flows from operations are insufficient to fund our expected capital needs, or our needs are greater than anticipated, we will be required to raise additional funds in the future through private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all. If we borrow additional funds, we likely will be obligated to make periodic interest or other debt service payments and may be subject to additional restrictive covenants. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures, selling assets or downsizing or restructuring our operations. If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock and our shareholders may suffer significant dilution.

4.

The loss of the services of key personnel would adversely affect the Issuer’s business.

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers and senior management staff. The loss of the services of existing personnel, particularly Horst Zerbe, our Chairman of the Board and Chief Executive Officer, would be detrimental to our research and development programs and to our overall business.

5.

IntelGenx is dependent on collaborators to conduct clinical trials of, obtain regulatory approvals for, and manufacture, market, and sell the Issuer’s controlled release products.

FORM 2B	LISTING APPLICATION	Page 34(as at March 11, 2004)

We depend heavily on our pharmaceutical partners to pay for part or all of the research and development expenses associated with developing a new product and to obtain approval from regulatory bodies such as the FDA to commercialize these products. We also depend on our partners to successfully distribute these products after receiving regulatory approval. Our revenues from research and development fees, milestone payments and royalty fees are provided by our partners. Our inability to successfully find pharmaceutical partners who are willing to pay us these fees in order to develop new products would negatively impact our business and our cash flows.

We have limited experience in manufacturing, marketing and selling pharmaceutical products. Accordingly, if we cannot maintain our existing collaborations or establish new collaborations with respect to our other products in development, we will have to establish our own capabilities or discontinue the commercialization of the affected product. Developing our own capabilities would be expensive and time consuming and could delay the commercialization of the affected product. There can be no assurance that we would be successful in developing these capabilities.

Our existing collaborations are subject to termination on short notice under certain circumstances including, for example, if the collaborator determines that the product in development is not likely to be successfully developed or not likely to receive regulatory approval, if we breach the agreement or upon a bankruptcy event. If any of our collaborations are terminated, we may be required to devote additional resources to the product, seek a new collaborator on short notice or abandon the product. The terms of any additional collaboration or other arrangements that we establish may not be favorable to us.

We are also at risk that these collaborations or other arrangements may not be successful. Factors that may affect the success of our collaborations include the following:

•

Our collaborators may be pursuing alternative technologies or developing alternative products that are competitive to our product, either on their own or in collaboration with others.

•

Our collaborators may reduce marketing or sales efforts, or discontinue marketing or sales of our products. This would reduce our revenues received on the products.

•

Our collaborators may terminate their collaborations with us. This could make it difficult for us to attract new collaborators or adversely affect perception of us in the business and financial communities.

•

Our collaborators may pursue higher priority programs or change the focus of their development programs, which could affect the collaborator's commitment to us. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities from time to time, including following mergers and consolidations, a common occurrence in recent years.

6.

IntelGenx faces competition in its industry, and many of the Issuer’s competitors have substantially greater experience and resources than IntelGenx.

We compete with other companies within the drug delivery industry, many of which have more capital, more extensive research and development capabilities and greater human resources than we do. Some of these drug delivery competitors include Biovail Corporation, Labopharm Inc., and Flamel Technologies S.A. Our competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop, or they may develop proprietary positions that prevent us from being able to successfully commercialize new products or processes that we develop. As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical. Competition may increase as technological advances are made and commercial applications broaden.

FORM 2B	LISTING APPLICATION	Page 35(as at March 11, 2004)

7.

IntelGenx is dependent upon international sales, which are subject to a number of risks.

Our future results of operation could be harmed by risks inherent in doing business in international markets, including:

•

Unforeseen changes in regulatory requirements;

•

Weaker intellectual property rights protection in some countries;

•

New export license requirements, changes in tariffs or trade restrictions; and

•

Political and economic instability in our target markets.

8.

IntelGenx relies upon a third-party manufacturer, which puts it at risk for supplier business interruptions.

We have entered into an agreement with a third party manufacturer which will manufacture certain of our products once we complete development and after we receive regulatory approval. If our third-party manufacturer fails to perform, our ability to market products and to generate revenue would be adversely affected. Our failure to deliver products in a timely manner could lead to the dissatisfaction of our distribution partners and damage our reputation, causing our distribution partners to cancel existing agreements with us and to stop doing business with us.

The third-party manufacturer that we depend on to manufacture our products is required to adhere to FDA regulations regarding current Good Manufacturing Practices (cGMP), which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries. Failure by our third-party manufacturer to comply with cGMP and other regulatory requirements could result in actions against them by regulatory agencies and jeopardize our ability to obtain products on a timely basis.

9.

IntelGenx is subject to extensive government regulation including the requirement of approval before the Issuer’s products may be marketed. Even if IntelGenx obtains marketing approval, the Issuer’s products will be subject to ongoing regulatory review.

We, our collaborators, our products, and our product candidates are subject to extensive regulation by governmental authorities in the United States and other countries. Failure to comply with applicable requirements could result in warning letters, fines and other civil penalties, delays in approving or refusal to approve a product candidate, product recall or seizure, withdrawal of product approvals, interruption of manufacturing or clinical trials, operating restrictions, injunctions, and criminal prosecution.

Our products cannot be marketed in the United States without FDA approval. Obtaining FDA approval requires substantial time, effort, and financial resources, and there can be no assurance that any approval will be granted on a timely basis, if at all. We rely on our partners for the preparation of applications and for obtaining regulatory approvals. If the FDA does not approve our product candidates in a timely fashion, or does not approve them at all, our business and financial condition may be adversely affected. Further, the terms of approval of any marketing application, including the labeling content, may be more restrictive than we desire and could affect the marketability of our or our collaborator's products. Subsequent discovery of problems with an approved product may result in restrictions on the product or its withdrawal from the market. In addition, both before and after regulatory approval, we, our collaborators, our products, and our product candidates are subject to numerous FDA requirements covering testing, manufacturing, quality control, (cGMP), adverse event reporting, labeling, advertising, promotion, distribution, and export. Our collaborators and we are subject to surveillance and periodic inspections to ascertain compliance with these regulations. Further, the relevant law and regulations may change in ways that could affect us, our collaborators, our products, and our product candidates. Failure to comply with regulatory requirements could have a material adverse impact on our business.

FORM 2B	LISTING APPLICATION	Page 36(as at March 11, 2004)

Regulations regarding the manufacture and sale of our future products are subject to change. We cannot predict what impact, if any, such changes may have on our business, financial condition or results of operations. Failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the time required for obtaining regulatory approval is uncertain. We may encounter delays or product rejections based upon changes in FDA policies, including cGMP, during periods of product development. We may encounter similar delays in countries outside of the United States. We may not be able to obtain these regulatory acceptances on a timely basis, or at all.

The failure to obtain timely regulatory acceptance of our products, any product marketing limitations, or any product withdrawal would have a material adverse effect on our business, financial condition and results of operations. In addition, before it grants approvals, the FDA or any foreign regulatory authority may impose numerous other requirements with which we must comply. Regulatory acceptance, if granted, may include significant limitations on the indicated uses for which the product may be marketed. FDA enforcement policy strictly prohibits the marketing of accepted products for unapproved uses. Product acceptance could be withdrawn or civil or criminal sanctions could be imposed for our failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.

The third party manufacturers that we depend on to manufacture our products are required to adhere to FDA regulations regarding cGMP and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries.

10.

IntelGenx may not be able to expand or enhance its existing product lines with new products limiting the Issuer’s ability to grow.

If we are not successful in the development and introduction of new products, our ability to grow will be impeded. We may not be able to identify products to enhance or expand our product lines. Even if we can identify potential products, our investment in research and development might be significant before we could bring the products to market. Moreover, even if we identify a potential product and expend significant dollars on development, we may never be able to successfully bring the product to market or achieve market acceptance for such product. As a result, we may never recover our expenses.

11.

The market may not be receptive to products incorporating the Issuer’s drug delivery technologies.

The commercial success of any of our products that are approved for marketing by the FDA and other regulatory authorities will depend upon their acceptance by the medical community and third party payors as clinically useful, cost-effective and safe. No product based on our technologies is marketed in the United States, so there can be no assurance as to market acceptance.

Factors that we believe could materially affect market acceptance of these products include:

•

the timing of the receipt of marketing approvals and the countries in which such approvals are obtained;

•

the safety and efficacy of the product as compared to competitive products;

•

the relative convenience and ease of administration as compared to competitive products;

•

the strength of marketing distribution support; and

•

the cost-effectiveness of the product and the ability to receive third party reimbursement.

12.

IntelGenx is subject to environmental regulations and any failure to comply may result in substantial fines and sanctions.

Our operations are subject to Canadian and international environmental laws and regulations governing, among other things, emissions to air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of raw materials, waste and other materials. Many of these laws and regulations provide for substantial fines and criminal sanctions for violations. We believe that we are and have been operating our business and facility in a manner that complies in all material respects with environmental, health and safety laws and regulations; however, we may incur material costs or liabilities if we fail to operate in full compliance. We do not maintain environmental damage insurance coverage with respect to the products which we manufacture.

FORM 2B	LISTING APPLICATION	Page 37(as at March 11, 2004)

We may have to make significant expenditures in the future to comply with evolving environmental, health and safety requirements, including new requirements that may be adopted or imposed in the future. To meet changing licensing and regulatory standards, we may have to make significant additional site or operational modifications that could involve substantial expenditures or reduction or suspension of some of our operations. We cannot be certain that we have identified all environmental and health and safety matters affecting our activities and in the future our environmental, health and safety problems, and the costs to remediate them, may be materially greater than we expect.

13.

The Issuer’s limited cash resources restrict the Issuer’s ability to pay cash dividends.

Since our inception, we have not paid any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we do not pay any dividends on our common stock, our stockholders will be able to profit from an investment only if the price of the stock appreciates before the stockholder sells it.

Risks Related to the Issuer’s Intellectual Property

14.

If IntelGenx is not able to adequately protect its intellectual property, IntelGenx may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own 3 U.S. patents and have applied for 7 US patents, we will need to pursue additional protections for our intellectual property as we develop new products and enhance existing products. We may not be able to obtain appropriate protection for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We also rely on trade secrets and contract law to protect some of our proprietary technology. We have entered into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

15.

If IntelGenx infringes on the rights of third parties, IntelGenx may not be able to sell the Issuer’s products, and IntelGenx may have to defend against litigation and pay damages.

FORM 2B	LISTING APPLICATION	Page 38(as at March 11, 2004)

If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management's time and attention. Such claims could also cause our customers or potential customers to purchase competitors' products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.

16.

The Issuer’s controlled release products that are generic versions of branded controlled release products that are covered by one or more patents may be subject to litigation, which could delay FDA approval and commercial launch of the Issuer’s products

We expect to file or have our collaborators file Abbreviated New Drug Applications or New Drug Applications (ANDAs or NDAs) for our controlled release products under development that are covered by one or more patents of the branded product. It is possible that the owners of the patents covering the brand name product or the sponsors of the NDA with respect to the branded product will sue or undertake regulatory initiatives to preserve marketing exclusivity. Any significant delay in obtaining FDA approval to market our products as a result of litigation, as well as the expense of such litigation, whether or not we or our collaborators are successful, could have a materially adverse effect on our business, financial condition and results of operations.

Risks Related to the Issuer’s Securities

17.

The price of the Issuer’s common stock could be subject to significant fluctuations.

Any of the following factors could affect the market price of our common stock:

•

Our failure to achieve and maintain profitability;

•

Changes in earnings estimates and recommendations by financial analysts;

•

Actual or anticipated variations in our quarterly results of operations;

•

Changes in market valuations of similar companies;

•

Announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;

•

The loss of major customers or product or component suppliers;

•

The loss of significant partnering relationships; and

•

General market, political and economic conditions.

We have a significant number of convertible securities outstanding that could be exercised in the future. Subsequent resale of these and other shares could cause the Company's stock price to decline. This could also make it more difficult to raise funds at acceptable levels via future securities offerings.

18.

IntelGenx has a concentration of stock ownership and control, and a small number of stockholders have the ability to exert significant control in matters requiring stockholder vote and may have interests that conflict with the Issuer’s.

FORM 2B	LISTING APPLICATION	Page 39(as at March 11, 2004)

Our common stock ownership is highly concentrated. See “Security Ownership of Certain Beneficial Owners and Management.” As a result, a relatively small number of stockholders, acting together, have the ability to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock. In deciding how to vote on such matters, those stockholders' interests may conflict with yours.

19.

Lack of Independent Directors

We cannot guarantee that our Board of Directors will always have a majority of independent directors. In the absence of a majority of independent directors, our executive officer, who is also a principal stockholder and director, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

20.

The Issuer’s common stock is quoted on the OTC Bulletin Board.

As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it was listed on a stock exchange or quoted on Nasdaq. Because our common stock is not traded on a stock exchange or on Nasdaq, and the market price of the common stock is less than $5.00 per share, the common stock is classified as a “penny stock.” Rule 15g-9 of the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an “established customer” or an “accredited investor.” This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in our shares, or they could affect the value at which our shares trade. Classification of the shares as penny stocks increases the risk of an investment in our shares.

21.

IntelGenx became public by means of a reverse merger, and as a result IntelGenx is subject to the risks associated with the prior activities of the public company. In addition, IntelGenx may not be able to attract the attention of major brokerage firms or institutional buyers.

Additional risks may exist because we became public through a “reverse merger” with a shell corporation. Although the shell did not have recent or past operations or assets and we performed a due diligence review of the public company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of our company.

FORM 2B	LISTING APPLICATION	Page 40(as at March 11, 2004)

Security analysts of major brokerage firms and securities institutions may not cover us since there are no broker-dealers who sold our stock in a public offering who would have an incentive to follow or recommend the purchase of our common stock. No assurance can be given that established brokerage firms will want to conduct any financings for us in the future.

Certificate of the Issuer

Pursuant to a resolution duly passed by its Board of Directors, Intelgenx Technologies Corp., hereby applies for the listing of the above-mentioned shares on the TSX Venture Exchange. The foregoing constitutes full, true and plain disclosure of all Material Facts relating to the securities of the Issuer.

Dated at Ville St-Laurent, Quebec
this 21st day of May, 2008.

(signed) Horst G. Zerbe	(signed) Gino Di Iorio
Horst G. Zerbe	Gino Di Iorio
Chief Executive Officer	Chief Financial Officer

(signed) Joel Cohen	(signed) J. Bernard Boudreau
Joel Cohen	J. Bernard Boudreau
Director	Director

[print or type names beneath signatures]

This certificate must be signed by two directors of the Issuer.

FORM 2B	LISTING APPLICATION	Page 41(as at March 11, 2004)

Acknowledgement - Personal Information

The following acknowledgement may be included in this Form but must, in any event, be filed with the Exchange on the date of filing of this Listing Application in final form.  The acknowledgement must be signed by at least one director or officer of the Issuer duly authorized to sign.

“Personal Information” means any information about an identifiable individual, and includes the information contained in Items 3, 5, 7, 8 and 10 of the attached Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

FORM 2B	LISTING APPLICATION	Page 42(as at March 11, 2004)

Schedule “A” Incentive Stock Options

Name	Options	Date issued	Relationship	Services provided
Bernard Boudreau	75,000	Sep. 26, 2006	Director	services provided as Director of the Board
David Coffin-Beach	75,000	Sep. 26, 2006	Director	services provided as Director of the Board
Reiza Rayman[1]	75,000	Sep. 26, 2006	Director	services provided as Director of the Board

Horst Zerbe	225,000	Nov. 9, 2006	Employee, 29,4% Ownership	for service provided as CEO, President and Chairman of the Board
Ingrid Zerbe	225,000	Nov. 9, 2006	Employee, 29,4% Ownership	for service provided as Secretary and Director of Finance and Administration
Joel Cohen	250,000	Nov.13, 2006	CFO, Director, 9.8% Ownership	service provided in connection with Transaction in April 28,2006
Jelf Caruso, AUCTUS	69,000	Oct. 1, 2006	Contractor	services provided as Investor Relation Consultant
Bakhshi, Feridoon	25,000	Nov. 16, 2006	Contractor	services provided as “in house R&D Analytical Consultant”

Paiement, Nadine	50,000	Nov. 16, 2006	Employee	services provided as Manager R&D under Employment
Ungur, Mihaela	25,000	Nov. 16, 2006	Employee	services provided under Employment (R&D)
Austin, Nancy	25,000	Nov. 16, 2006	Employee	services provided under Employment (R&D)

Bernard Boudeau	32,500	Aug. 9, 2007	Director, Chairman Audit Committee	services provided as Director of the Board and Chairman of Audit Committee
David Coffin-Beach	25,000	Aug. 9, 2007	Director	services provided as Director of the Board
Reiza Rayman[1]	25,000	Aug. 9, 2007	Director	services provided as Director of the Board
Joel Cohen	25,000	Aug. 9, 2007	Director	services provided as Director of the Board
Gino Di Iorio	75,000	Aug. 9, 2007	CFO	incentive to provide as CFO
Jim Wittenberg	75,000	Aug. 9, 2007	Vice President Business Development	incentive to provide service as VP Business Development
Total Options granted	1,376,500
		12,500
		exercised/12,500
	-25,000	lapsed
Total Options
outstanding	1,351,500

Total Options Reserved		1,600,749
less Total Options granted		(1,376,500)
Net:		224,249
Note: 1. Reiza Rayman resigned from the Board of Directors effective May 21, 2008.

FORM 2B	LISTING APPLICATION	Page 43(as at March 11, 2004)